Exhibit 99.77(q)(1)

ITEM 77Q1– Exhibits

(e)(1)	Investment Management Agreement dated November 18, 2014, between Voya Investments, LLC and Voya Emerging Markets High Dividend Equity Fund – Filed herein.

(e)(2)	Form of Investment Management Agreement dated November 18, 2014, as amended and restated on May 1, 2015, between Voya Investments, LLC and Voya Emerging Markets High Dividend Equity Fund – Filed herein.

(e)(3)	Sub-Advisory Agreement dated November 18, 2014 between Voya Investments, LLC and Voya Investment Management Co. LLC – Filed herein.

(e)(4)	Sub-Advisory Agreement dated November 18, 2014 between Voya Investments, LLC and ING Investment Management Advisors B.V. – Filed herein.